Exhibit 10.1

Reference is made to the Agreement (the “Agreement”) made as of the 14th day of July, 2004 between Tommy Hilfiger 485 Fifth, Inc. (“Seller”) and Park & 5th Property, LLC (“Purchaser”) with respect to the purchase of premises located at 485 Fifth Avenue, New York, New York (the “Premises”).

The following shall serve to amend and supplement the Agreement:

1. The numbering of subsections in Section 6 is amended so that the second reference to subsection (b) is deemed to refer to subsection (d) and the second reference to subsection (c) is deemed to refer to subsection (e).

2. Section 26(l) is deemed amended so as to add the following in the first line after the word “licenses”,: “(except for the licenses listed per Schedule C-1 attached hereto)”.

3. The second paragraph of Section 26(m) is amended so as to in the fifth and sixth line thereof delete the words “within thirty (30) days of the end of the Due Diligence Period”

Dated: May 10, 2005

TOMMY HILFIGER 485 FIFTH, INC.

By:	/s/ Steven R. Gursky
Steven R. Gursky, Secretary

PARK & 5TH PROPERTY, LLC

By:	/s/ Hymie Mamiye
Name:	Hymie Mamiye
Title:	Manager